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                                   DETACH HERE

                                      PROXY

                        LORONIX INFORMATION SYSTEMS, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of LORONIX INFORMATION SYSTEMS, INC., a Nevada corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated June 7, 2000, and hereby appoints
Edward Jankowski, David Ledwell, and Jon Lupia, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and re-substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of LORONIX INFORMATION SYSTEMS, INC., to be held on Wednesday, July 12, 2000, at 9:00 a.m., Colorado time, at the Strater
Hotel, located at 699 Main Avenue, Durango, Colorado, and at any and all continuation(s) or adjournment(s) thereof, and to vote all shares of Common
Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

     Both of such attorneys or substitutes as shall be present and shall act at said meeting or any and all continuation(s) or adjournment(s) thereof (or if only one shall be present and acting, then that one) and shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED,
WILL BE VOTED IN FAVOR OF APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS
OF MARCH 5, 2000, BY AND AMONG COMVERSE TECHNOLOGY, INC., COMVERSE ACQUISITION
CORP., A WHOLLY-OWNED SUBSIDIARY OF COMVERSE, AND LORONIX INFORMATION SYSTEMS,
INC., AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTER(S) AS MAY PROPERLY
COME BEFORE THE MEETING.

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
  SEE REVERSE                 CONTINUED AND TO BE SIGNED           SEE REVERSE
     SIDE                         ON REVERSE SIDE                     SIDE
----------------   ----------------------------------------   ------------------


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                        LORONIX INFORMATION SYSTEMS, INC.

                                  C/O EQUISERVE
                                  P.O. BOX 9040
                              BOSTON, MA 02266-9040


                                   DETACH HERE

/X/      PLEASE MARK VOTES AS IN THIS EXAMPLE

                                                           FOR  AGAINST  ABSTAIN

1.       Proposal to approve the Agreement and Plan of     / /     / /     / /
              Merger, dated as of March 5, 1999, by and among Comverse Technology, Inc., Comverse
              Acquisition Corp., a wholly-owned subsidiary of Comverse, and Loronix Information Systems, Inc.

              In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any and all continuation(s) or adjournment(s) thereof.

         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

              This Proxy should be marked, dated and
              signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.



Signature:______________ Date:_____      Signature:_______________ Date:_____